UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 7, 2010

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-17995 (Commission File Number)	75-2216818 (IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
     Zix Corporation (the “Company”) held its 2010 Annual Meeting of Shareholders on June 7, 2010. At the meeting:
(1)	the six persons identified below, were elected to serve as directors of the Company; and

(2)	the selection of Whitley Penn LLP to serve as the Company’s independent registered public accounting firm for 2010 was ratified.
     Votes were cast regarding the following individuals in the following numbers to serve as directors of the Company:

		Shares	Broker Non-
Nominee	Shares For	Withheld	Votes
David P. Cook	16,601,079	5,494,333	34,037,850
Robert C. Hausmann	20,300,688	1,794,724	34,037,850
James S. Marston	20,299,518	1,795,894	34,037,850
Maribess L. Miller	20,357,944	1,737,468	34,037,850
Antonio R. Sanchez III	19,677,710	2,417,702	34,037,850
Richard D. Spurr	20,297,468	1,797,944	34,037,850
     Votes were cast as follows on the ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for 2010:

For	54,190,330
Against	1,886,456
Abstain	56,476
Broker Non-Votes	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION
Date: June 8, 2010	By:	/s/ James F. Brashear
James F. Brashear
Corporate Secretary

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